UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2017

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kathleen M. Gutmann

On May 24, 2017, the Board of Directors (the “Board”) of Brown-Forman Corporation (the “Company”) appointed Kathleen M. Gutmann as a director of the Company.

There are no arrangements or understandings between Ms. Gutmann with any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Gutmann that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. The Board has not yet determined committee assignments for Ms. Gutmann.

Ms. Gutmann will be entitled to a prorated portion of the annual compensation paid to the Company’s non-employee directors. A summary of the compensation the Company provides its non-employee directors is described under the heading “Director Compensation” on pages 22 and 23 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 28, 2016.

A copy of the Company’s press release relating to the foregoing is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated May 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: May 26, 2017	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated May 24, 2017.